UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

AVITA Medical, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39059	85-1021707
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28159 Avenue Stanford Suite 220
Valencia, California		91355
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 661 367-9170

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RCEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

On June 28, 2024, Ms. Donna Shiroma, the Company’s General Counsel, Compliance Officer and Corporate Secretary, notified AVITA Medical, Inc. (the "Company") of her retirement effective immediately. Ms. Shiroma's decision to retire was not caused by any disagreements with the Company.

Ms. Shiroma is succeeded by Nicole Kelsey, effective immediately, who will serve as the Company’s Chief Legal and Compliance Officer and Corporate Secretary. Ms. Kelsey most recently served as Chief Legal Officer and Secretary to the Board of Amyris, Inc. (“Amyris”), a synthetic biotechnology company in the Bay Area. Her areas of expertise range from international M&A to U.S. Securities laws and multi-jurisdictional corporate governance. Prior to joining Amyris, she served as General Counsel and Secretary of Criteo, a global leader in commerce marketing based in Paris, where she built a legal department providing commercial, corporate, and compliance services to support the company’s worldwide operations. Previously, Ms. Kelsey was the senior securities lawyer for Medtronic, a global leader in medical technology; she served as head M&A attorney for CIT Group, Inc.; was the general counsel of a private merchant bank; and was the senior corporate attorney for the international conglomerate Vivendi. Before going in-house, Ms. Kelsey practiced with the law firms of White & Case and Willkie, Farr & Gallagher, in Paris and New York, respectively. A Fulbright scholar, Ms. Kelsey holds a J.D. from Northwestern Pritzker School of Law and a B.A. in Political Science and International Studies from The Ohio State University, and is admitted to practice law in both New York and Minnesota.

Separation and Consulting Agreement

On June 28, 2024, the Company entered into a Separation Agreement and Release ("Separation Agreement") with Ms. Shiroma in connection with her retirement. Pursuant to the Separation Agreement, Ms. Shiroma will receive (i) a lump sum payment of $453,000, less applicable withholdings, representing one year of her base annual salary on the retirement date, (ii) a lump sum payment of $113,250, less applicable withholdings, representing a prorated bonus for 2024 assuming 100% of achievement, (iii) 12 months of medical, dental and vision insurance premiums and (iv) accelerated vesting of unvested options and RSUs on the effective date of the separation agreement.

On July 1, 2024, Ms. Shiroma and the Company entered into a one-month Consulting Agreement, pursuant to which Ms. Shiroma will provide transition services to her successor. In consideration for the services provided under the Consulting Agreement Ms. Shiroma will receive compensation of $40,000 for one month ending on July 31, 2024 unless the Company extends the Consulting Agreement on a monthly basis in writing.

The foregoing summaries of the material terms of the Separation Agreement and the Consulting Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the full text of such agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024.

Item 7.01 Regulation FD Disclosure.

On July 1, 2024, the Company issued a press release announcing the retirement of Ms. Shiroma and appointment of Ms. Kelsey as Chief Legal and Compliance Officer and Corporate Secretary, a copy of which is furnished herewith as Exhibit 99.1.

The information under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release of AVITA Medical, Inc. dated July 1, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVITA Medical, Inc.

Date:	July 1, 2024	By:	/s/ David O'Toole
David O'Toole Chief Financial Officer